Exhibit 23.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K into the Company's previously filed Registration Statement on Form S-8, No. 333-08437.


ARTHUR ANDERSEN LLP
Phoenix, Arizona
  March 26, 2002